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                                                                      Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Annual Report
(Form 10-K) of AIRFUND International Limited Partnership of our report dated March 12, 1996, except for the fourth paragraph of Note 7, as to which the date is March 25, 1996, included in the 1995 Annual Report to the Partners of AIRFUND International Limited Partnership.


                                                           /s/ Ernst & Young LLP

                                                               ERNST & YOUNG LLP

Boston, Massachusetts
March 25, 1996



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